The Board of Directors
Medi-Cen Management, Inc. and Affiliates:

We consent to the use of our reports included herein and to the reference to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.

                                               /s/ KPMG Peat Marwick LLP

McLean, Virginia
March 16, 1998